Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Lyondell Chemical Company of the following reports, which appear in the Lyondell Chemical Company Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

•	Our report dated March 8, 2004 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

•	Our report dated March 8, 2004 on our audits of the consolidated financial statements of Equistar Chemicals, LP as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

•	Our report dated March 2, 2004, except for matters discussed in Note 2, as to which the date is March 11, 2004, on our audits of the financial statements of LYONDELL-CITGO Refining LP as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

April 23, 2004